SECOND AMENDMENT TO PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AGREEMENT (the "Amendment") is made as of July 29, 2008, by and between (i) DTC PARTNERS, LLC, a Virginia limited liability company (“Seller”), and (ii) NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a District of Columbia cooperative association  (“Purchaser”).

RECITALS:

A.           Seller and Purchaser entered into that certain Purchase Agreement dated May 2, 2008 (the “Original Agreement”), as amended by that certain First Amendment to Purchase Agreement dated June 30, 2008 (the “First Amendment”, and collectively, the “Agreement”), by which Seller agreed to sell and Purchaser agreed to purchase either the Option 1 Parcel (as defined in the Agreement) or the Option 2 Parcel (as defined in the Agreement), constituting a part of approximately 189.51 acres of unimproved land owned by Seller located near the intersection of Route 7 and Route 28 in Loudoun County, Virginia comprising a portion of the "Dulles Town Center Project" and known as Tax Map 80-102A (GPIN No. ###-##-####), all as more particularly described in the Agreement.

B.           Seller and Purchaser desire to amend the Agreement to extend the period to agree on the term of the Pond Easement agreement, the Proffer Allocation  and Infrastructure Agreement and the Century Boulevard Easement Agreement, among other things, as more fully set forth in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual rights and obligations hereunder, Seller and Purchaser hereby agree as follows:

1.
Agreement.   The parties agree that the Agreement is in full force and effect, unamended except as expressly set forth in this Amendment.  All defined terms used herein and not otherwise defined shall have the meanings given them in the Agreement.

2.	Due Diligence Period. Seller and Purchaser acknowledge that the Due Diligence Period expired on July 10, 2008.

3.
Conditions Precedent.  Seller and Purchaser agree to further extend the deadline by which the form and substance of the Pond Easement Agreement, the Proffer Allocation and Infrastructure Agreement and the Century Boulevard Easement Agreement, are to be finalized.  In connection therewith, and notwithstanding any other provisions in the Agreement to the contrary, Sections 9(i), 9(k) and 9(m) of the Agreement, as previously amended by the First Amendment, are hereby amended to provide that Seller and Purchaser shall have until August 12, 2008 to agree on the form and substance of (i) the Pond Easement Agreement, (ii) the Proffer Allocation and Infrastructure Agreement and (iii) the Century Boulevard Easement Agreement.  If Seller and Purchaser, acting in good faith, are unable to agree on the form and substance of the aforesaid agreements on or before August 12, 2008, then either party may terminate the Agreement, in its sole and absolute discretion, by giving the other party and the Escrow Agent written notice thereof and the Agreement shall terminate effective on the date of such written notice.  If a termination notice is timely delivered in accordance with this Section 3, the Escrow Agent shall promptly return the Initial Deposit and the Additional Deposit to Purchaser and the Agreement shall be terminated as provided for in Section 3(d) of the Agreement.

5.
Ratification.  Except as specifically modified herein, all terms and conditions of the Agreement are hereby ratified by the parties hereto and shall remain in full force and effect.  In the event that any terms of this Amendment shall conflict with the terms of the Agreement, the terms of this Amendment shall prevail.  All references herein to the “Agreement” shall mean the Agreement as amended by this Amendment. All terms used herein and not otherwise defined herein, shall have the same meanings as when used in the Agreement. This Amendment may be executed in counterparts and/or with counterpart signature pages, all of which together shall constitute a single agreement.

[Signatures on following page. ]

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the day and year first above stated.

SELLER

DTC PARTNERS, LLC

By:            Lerner Enterprises, LLC, its
           Authorized Member

  By:  /s/ MARK D. LERNER

Name: Mark D. Lerner

Title:  Manager

Date of Signing: August 1, 2008

PURCHASER

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:           /s/ JOHN T. EVANS
Name: John T. Evans
Title: Senior Vice President

Date of Signing: July 29, 2008